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                                                                    Exhibit 10.C
                            INLAND STEEL INDUSTRIES
                        SPECIAL RETIREMENT BENEFIT PLAN
                             FOR COVERED EMPLOYEES
                         As Amended September 24, 1997



                                   ARTICLE 1

     1.1  Purpose.
          -------

          It is the intention of Inland Steel Industries, Inc. (the "Company") to continue to maintain certain levels of retirement benefits for employees of the Company and its subsidiaries who are entitled to benefits under the Inland Steel Industries Pension Plan Supplement for Salaried Employees of Inland Steel Industries, Inc. and Certain Subsidiaries, Revised As Of January 1, 1989, and as thereafter be amended, and for individuals who are entitled to benefits under the Inland Steel Industries Pension Plan Supplement for Employees of J. M. Tull Metals Company, Inc., Effective As of December 31, 1988, and as thereafter amended (each a "Pension Plan Supplement"). Accordingly, the Company hereby amends and restates the Inland Steel Industries Special Retirement Benefit Plan for Covered Employees (the "Special Retirement Plan") to provide benefits to eligible employees in a manner so as to maintain the level of total retirement benefits which would be payable under the Pension Plan Supplement but for certain limitations imposed under Section 401(a) (17) and/or Section 415 of the Internal Revenue Code of 1986 (the "Code") and such employee's participation in the Inland Steel Industries Nonqualified Thrift Plan.

     1.2  Effective Date.
          --------------

          This amended and restated Special Retirement Benefit Plan is effective as of July 1, 1990 (the "Effective Date").

     1.3  Funding Not Required.
          --------------------

          The Company shall not be required to establish any fund or set aside any monies for the payment of Special Retirement Benefits under this Special Retirement Benefit Plan.

                                   ARTICLE 2

     2.1  Retirement Committee.
          --------------------

          The Company hereby delegates authority to administer the Special Retirement Benefit Plan to the Inland Steel Industries Retirement Committee (the "Committee") as established under the Inland Steel Industries Pension Plan, As Revised, Effective December 1, 1988,


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and as may thereafter be amended (the "Inland Steel Industries Pension Plan").
Any action by the Committee shall be evidenced by a written document, certified by the Secretary of the Committee. References to the Company's authority, right, or power to act contained in any notice, disclosure, or communication which is made with a view toward effectuating the purposes of this Special Retirement Benefit Plan shall be construed to include such actions by the Committee on the Company's behalf and such actions by others to whom the Committee has delegated its authority.

     2.2  Authority Of Committee.
          ----------------------

     The Committee shall have authority to control and manage the operation and administration of the Special Retirement Benefit Plan, including the authority and discretion to construe and interpret the Special Retirement Benefit Plan, decide all questions of eligibility for and the amount, manner and time of payment of Special Retirement Benefits hereunder and such other rights and powers necessary or convenient to the carrying out of its functions hereunder. The authority and responsibilities of the Committee shall be coextensive with its authority and responsibilities under the Inland Steel Industries Pension Plan.

                                   ARTICLE 3

     3.1  Participation.
          -------------

          Each Employee of the Company and/or its subsidiaries who on or after the Effective Date:

          (a) is entitled to an accrued benefit under the Pension Plan Supplement; and

          (b) has Earnings used in the determination of "Average Monthly Earnings" (each as defined in the Pension Plan Supplement) during any period which exceed the maximum amount of such Earnings which may be into account under Code Section 401(a)(17) as may be amended from time to time, and any rulings or regulations promulgated thereunder or the terms of the Pension Plan Supplement implementing such Code Section (the "401(a)(17) Earnings Limitation") in determining the amount of such accrued benefit payments under the Pension Plan Supplement, shall be a "Participant" in this Special Retirement Plan and upon retirement shall be entitled to receive the benefit (the "Special Retirement Benefit") if any, determined in accordance with Article 4 hereof.

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     3.2  Beneficiary.
          -----------

          The spouse or other person entitled to a benefit under the Pension Plan Supplement upon the death of a Participant hereunder shall, upon the death of the Participant, be a "Beneficiary" under this Special Retirement Benefit Plan entitled to receive the Special Retirement Benefit, if any, determined in accordance with Article 4 hereof.

                                   ARTICLE 4

     4.1  Amount of Special Retirement Benefit.
          ------------------------------------

          The amount of Special Retirement Benefit which a Participant or Beneficiary shall accrue and be entitled to receive and the Company shall be obligated to pay under this Special Retirement Plan with respect to each Plan Year applicable to the Pension Plan Supplement shall be equal to the excess, if any, of the amount described in paragraph (a) of this Section 4.1 over the amount described in paragraph (b) of this Section 4.1:

          (a) The amount of the annual benefit which would have been accrued with respect to such Participant or Beneficiary under the Pension Plan Supplement as of the last day of the Plan Year under the terms of the Pension Plan Supplement as in effect on the last day of the Plan Year if such benefit were computed by including in the Participant's "Earnings" used in the determination of "Average Monthly Earnings" (each as defined under the Pension Plan Supplement) the amount of "Participant Contributions" made by the Participant under the Inland Steel Industries Nonqualified Thrift Plan as if such amounts had otherwise been paid currently to the Participant, and without giving effect to the 401(a)(17) Earnings Limitation or the limitations imposed by Code Section 415.

          (b) The sum of the amount of the annual benefit which was accrued for the Participant or Beneficiary with respect to such Plan Year under (i) the terms of the Pension Plan Supplement as in effect on the last day of such Plan Year plus (ii) the terms of the Inland Steel Industries Supplemental Retirement Benefit Plan for Covered Employees.

It is the intent of this Section 4.1 that the Special Retirement Benefit it described above shall be determined at all times in a manner consistent with the then current 401(a)(17) Earnings Limitation and the limitations imposed by Code
Section 415. Accordingly, the determinations made pursuant to this Section 4.1 shall be based upon adjustments employed in determining the amount of the annual benefit it described above, and shall be subject to adjustments which reflect

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the 401(a)(17) Limitation and the limitations imposed by Code Section 415 with respect to the computation of benefits under the Pension Plan Supplement. If a Participant receives a single sum distribution under the Pension Plan Supplement, but has elected another form of benefit under this Special Retirement Benefit Plan, the amount of the annual benefit payable under this Special Retirement Benefit Plan in each Limitation Year shall be the same as that payable in the year in which the single sum distribution is made. Except as provided in Section 5.3 hereof, no Special Retirement Benefit shall be payable to any Participant or his Beneficiaries hereunder unless at the time of the Participant's termination of employment with the Company and all Affiliates the Participant has been credited with at least five Years of Vesting Service under the Pension Plan Supplement.

     4.2  Payment of Special Retirement Benefit.
          -------------------------------------

          (a) Except as provided hereinafter, the Special Retirement Benefit which a Participant or Beneficiary is eligible to receive shall be paid by the Company at such time, in the same form and subject to the same conditions, as is the benefit paid to such Participant or Beneficiary under the Pension Plan Supplement.

          (b) (i) The Chairman of the Board of Directors of the Company (the "Chairman"), in his or her sole discretion and after considering the needs and circumstances of the Participant or Beneficiary concerned, may at any time elect to direct payment of the Special Retirement Benefit to the Participant or Beneficiary in any form of benefit provided under the Pension Plan Supplement, including a lump sum.

               (ii) A Participant or Beneficiary may in writing request payment of his or her Special Retirement Benefit in a form other than the form of benefit payment under the Pension Plan Supplement. After receiving such a request, the Chairman shall consider the request and the circumstances on which it is based and shall, in his or her sole discretion, approve or disapprove the request and inform the requesting Participant or Beneficiary of the decision.

               (iii) Any optional form of benefit shall be the actuarial equivalent of the benefit otherwise payable to the Participant or Beneficiary, determined by applying the appropriate interest rate and other actuarial assumptions then set forth in the Pension Plan Supplement.

          (c) The Company may purchase an annuity with respect to any portion of a Participant's accrued Special Retirement Benefit in full satisfaction thereof to the extent provided by paragraphs (a) through (i) of Section 4.4 and shall be obligated to purchase

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     an annuity or make a lump sum payment to the extent provided by paragraph
     (j) of Section 4.4.

     4.3  Pension Plan Supplement Increase.
          --------------------------------

          In the event the Pension Plan Supplement is amended to increase the benefit payable to participants or beneficiaries then receiving pensions under the Pension Plan Supplement, benefits payable under this Special Retirement Benefit Plan shall be adjusted or commenced accordingly for Participants or Beneficiaries; provided that no such adjustment shall be made if the Participant received a single sum distribution under this Special Retirement Benefit Plan; and provided, further, that no such adjustment shall be made with respect to any portion of a Participant's accrued Special Retirement Benefit for which an annuity has been purchased under Section 4.4.

     4.4  Purchase of Annuities.
          ---------------------

          The Company may at any time, in the sole discretion of the Committee or the Company's Board of Directors, purchase one or more annuities with respect to all or any portion of the Special Retirement Benefit accrued under the Plan by any Participant, subject to the following:

          (a) The Company shall not be obligated to purchase an annuity for any Participant or for any portion of a Participant's accrued Special Retirement Benefit, notwithstanding the purchase of an annuity with respect to any other Participant or any other portion of the Participant's accrued Special Retirement Benefit.

          (b) The purchase of annuities under this Section 4.4 shall be limited to Special Retirement Benefits accrued by Participants who meet all of the following requirements:

               (i) completion of at least five years of Vesting Service under the Pension Plan Supplement;

               (ii)   annual compensation in excess of $150,000; and

               (iii)  attainment of age 55.

          (c) Any such annuity purchased with respect to any Participant's accrued Special Retirement Benefit shall be issued to and distributed to such Participant, who shall be the sole owner of such annuity and shall contain such terms not inconsistent with this Section 4.4 as the Committee shall determine in its sole discretion.

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          (d)  Annuity payments to a Participant under any such annuity shall commence as of the date on which the Participant attains age 65 or the first day of the month thereafter; provided, however, that any such annuity may provide that, in the event of the Participant's death prior to attainment of age 65, benefits payable to any Beneficiary may commence as of any earlier date provided by the terms of the annuity.

          (e) The monthly benefit amount to be provided by any such annuity shall be such amount as the Committee, in its sole discretion, determines would provide, on an after-tax basis, an amount equal to the amount estimated to be the after-tax benefit to the Participant of monthly benefits payable by the Company commencing at age 65 under Section 4.2. Such determination shall be made by the Committee, in its sole discretion, based upon such rates and factors as the Committee, in its sole discretion, deems appropriate. No change in annuity benefits shall be required by reason of any subsequent change in such rates and factors; provided, however, that in determining the amount of any subsequent annuity purchased under this Section 4.4, the Committee may, in its sole discretion, take into account any change in such rates and factors and the benefits payable under any annuity previously purchased under this Section 4.4. Notwithstanding the foregoing, with the consent of the Participant, the Committee may substitute any form of fixed or variable annuity in lieu of the annuity otherwise provided by this paragraph (e), provided that such substitution does not result in a change in the cost of the annuity or the commencement date of the annuity payments.

          (f) The Company shall make a tax gross-up payment to any Participant for whom an annuity is purchased under this Section 4.4 in such amount as the Committee shall determine, in its sole discretion, would be necessary to make such Participant whole for federal, state and local income taxes attributable to the receipt of the annuity and the gross-up payment, based upon such tax rates as the Committee shall determine in its sole discretion.

          (g) To the extent that the Company has purchased an annuity under this Section 4.4 with respect to any portion of a Participant's accrued Special Retirement Benefit, such annuity and the tax gross-up payment under paragraph (f) above shall be in full satisfaction of all obligations of the Company to the Participant or any Beneficiary of the Participant attributable to such portion of the Participant's accrued Special Retirement Benefit.

          (h) A purchase of an annuity under this section 4.4 shall have no effect on the monthly benefits; payable to the Participant under Sections
     4.1 and 4.3 prior to the Participant's attainment

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     of age 65. In the event of the Participant's death prior to attainment of age 65, the benefit payable to any Beneficiary of the Participant shall be determined solely on the basis of the monthly benefits which would otherwise have been payable to the Participant under the Plan prior to attainment of age 65 and taking into account the amount payable to the Beneficiary under the Pension Plan Supplement.

          (i) This Section 4.4 shall apply to Special Retirement Benefits accrued by any Participant under the Plan prior to October 1, 1993, only if such Participant consents (in such manner and at such time as the Committee may require) to such application and waives any right which the Participant might otherwise be entitled to assert under Section 5.2 by reason of the adoption and application to the Participant of this Section 4.4.

          (j) If an annuity has not been purchased in accordance with the foregoing provisions of this Section 4.4 with respect to any portion of the accrued Special Retirement Benefit payable after attainment of age 65 to a Participant who meets all of the requirements of paragraph (b) above and who has executed a consent and waiver in accordance with paragraph (i) above, then, except for any portion payable in the form of a lump sum in accordance with Section 4.2, upon such Participant's termination of employment with the Company and its affiliates, the Company shall, as soon as practicable thereafter, purchase an annuity for such portion in accordance with paragraphs (c) through (h) above.

                                   ARTICLE 5

     5.1  Amendment to Conform with Law.
          -----------------------------

          The Company may by amendment make such changes in, additions to, and substitutions in the provisions of this Special Retirement Benefit Plan, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming this Special Retirement Benefit Plan to any present or future law relating to plans of this or a similar nature, and to the administrative regulations and rulings promulgates thereunder.

     5.2  Other Amendments and Termination.
          --------------------------------

          The Company may amend or terminate this Special Retirement Benefit Plan at any time, without the consent of any Participant or Beneficiary. Notwithstanding the foregoing, this Special Retirement Benefit Plan shall not be amended or terminated so as to reduce or cancel the benefits which have accrued to it Participant or Beneficiary prior to the later of the date of adoption of the amendment or termination or the effective date thereof, and in the event of such

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amendment or termination, any such accrued benefit hereunder shall not be reduced or cancelled; provided that, in the event the Pension Plan Supplement is terminated or curtailed with the result that pension payments to retired employees and survivor and contingent annuity payments to beneficiaries are discontinued or reduced, the Special Retirement Plan Benefit then being paid or in the future payable pursuant to the Special Retirement Benefit Plan shall similarly be discontinued or reduced in the same ratio as payments under the Pension Plan Supplement are discontinued or reduced.

     5.3  Effect of Change in Control.
          ---------------------------

          (a) In the event of a Change in Control (as defined below), all benefits accrued as of the date such Change in Control hereunder shall become full (i.e., 100%) and irrevocably vested and shall become distributable to Participants (and Beneficiaries) at such time and in such manner provided herein pursuant to the provisions of the Plan as in effect on the day immediately preceding the date of such Change in Control. The Committee shall, in its sole discretion, determine whether assets equal in value to the aggregate of all accrued benefits under the Plan as of the date of such Change in Control shall be deposited by the Company with a bank or corporate trustee pursuant to one or more "rabbi trusts".

          (b) For purposes of this Section 5.3, a "Change in Control" shall be deemed to have occurred if:

               (i) any "person" (as such term is used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 40% or more of the combined voting power of the Company's then outstanding securities;

               (ii) during any period of two consecutive years (not including any period prior to November 22, 1989), individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director (other than a

                                     - 8 -
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     director designated by a person who has entered into an agreement with the
     Company to effect a transaction described in clauses (i), (iii) or (iv) of this paragraph (b)), whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

               (iii) the stockholders of the Company approve a merger or consolidation of the Company, with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

               (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          (c) The provisions of this Section 5.3 may not be amended after the date of a Change in Control without the written consent of a majority in both number and interest of the Participants in this Special Retirement Benefit Plan, other than those Participants who are both (i) not employed by the Company or a subsidiary as of the date of the Change in Control and
     (ii) not receiving nor could have commenced receiving benefits under the Pension Plan Supplement as of the date of the Change in Control, both immediately prior to the Change in Control and at the date of such amendment.

     5.4. Manner and Form of Amendment or Termination.
          -------------------------------------------

          Any amendment or termination of this Special Retirement Plan by the Company shall be made by action of the Board of Directors of the Company; provided, however, that (i) the Treasurer of the Company, and (ii) the Vice President-Human Resources of the Company (or such other person as designated by the Chairman of the Board of Directors

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of the Company) are jointly authorized, by written action signed by both individuals, to adopt and place in effect any amendments to the Special Retirement Plan and any related documents as they jointly deem necessary or advisable:

          (a) to maintain the Plan and any related documents in compliance with applicable law;

          (b) to relieve administrative burdens with respect to those documents; or

          (c) to provide for other changes in the best interests of Participants and Beneficiaries, without the necessity for further action by the Board of Directors of the Company or subsequent ratification, provided, however, that any action or amendment that would have the effect of:

          (i)    terminating the Special Retirement Plan;

          (ii) changing the structure of the Committee under which the Special Retirement Plan is administered;

          (iii)  authorizing an Affiliate to adopt the Special Retirement Plan;

          (iv) materially changing the benefits under the Special Retirement Plan; or

          (v) increasing anticipated costs associated with the Special Retirement Plan by more than $15 million, except for changes to comply with applicable law;

may not be made without approval or ratification by the Board of Directors of the Company. Notwithstanding the foregoing, either of the Board of Directors of the Company or the Chairman of the Board of Directors of the Company may from time to time authorize another officer or officers to adopt and place into effect (without the further need for Board authorization) amendments to the Special Retirement Plan and any related documents within the parameters set forth in subparagraphs (a) through (c) above and subject to the limitations in subparagraphs (i) through (v) above. If and to the extent the Board or the Chairman does so authorize other officer(s), that officer or those officers will have the powers described above in this Section 5.4. Any amendment or notice of termination of this Special Retirement Plan shall be furnished to the Committee by the Company.

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     5.5  Notice of Amendment or Termination.
          ----------------------------------

          The Committee shall notify Participants or Beneficiaries who are affected by any amendment or termination of this Special Retirement Benefit Plan within a reasonable time thereof.

                                   ARTICLE 6

     6.1  No Right to Employment, etc.
          ---------------------------

          Neither the creation of this Special Retirement Benefit Plan nor anything contained herein shall be construed as giving any Participant hereunder or other employees of the Company or any subsidiary any right to remain in the employ of the Company or any subsidiary.

     6.2  Successors and Assigns.
          ----------------------

          All rights and obligations of this Plan shall inure to, and be binding upon the successors and assigns of the Company.

     6.3  Inalienability.
          --------------

          Except so far as may be contrary to the laws of any state having jurisdiction in the premises, a Participant or Beneficiary shall have no right to assign, transfer, hypothecate, encumber, commute or anticipate his interest in any payments under this Special Retirement Benefit Plan and such payments shall not in any way be subject to any legal process to levy upon or attach the same for payment of any claim against any Participant or Beneficiary.

     6.4  Incompetency.
          ------------

          If any Participant or Beneficiary is, in the opinion of the Committee, legally incapable of giving a valid receipt and discharge for any payment, the Committee may, at its option, direct that such payment or any part thereof be made to such person or persons who in the opinion of the Committee are caring for and supporting such Participant or Beneficiary, unless it has received due notice of claim from a duly appointed guardian or conservator of the estate of the Participant or Beneficiary. A payment so made will be a complete discharge of the obligations under this Special Retirement Benefit Plan to the extent of and as to that payment, and neither the Committee nor the Company will have any obligation regarding the application of the payment.

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     6.5  Controlling Law.
          ---------------

          To the extent not preempted by the laws of the United States of America, the laws of the State of Illinois shall be the controlling state law in all matters relating to this Special Retirement Benefit Plan.

     6.6  Severability.
          ------------

          If any provisions of this Special Retirement Benefit Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Special Retirement Benefit Plan, but this Special Retirement Benefit Plan shall be construed and enforced as if the illegal and invalid provisions never had been included herein.

     6.7  Limitations on Provisions.
          -------------------------

          The provisions of this Special Retirement Benefit Plan and any Special Retirement Benefits shall be limited as described herein. Any benefit payable under the Pension Plan Supplement shall be paid solely in accordance with the terms and provisions of the Pension Plan Supplement, as appropriate, and nothing in this Special Retirement Benefit Plan shall operate or be construed in any way to modify, amend, or affect the terms and provisions of the Pension Plan Supplement.

     6.8  Gender and Number.
          -----------------

          Whenever the context requires or permits, the gender and number of words shall be interchangeable.

                                   ARTICLE 7

     7.1  Application for Benefits and Review Procedures.
          ----------------------------------------------

          The Inland Steel Industries Claims Procedure set forth in the Pension Plan Supplement shall apply to any claim for benefits under this Special Retirement Benefit Plan. The "Plan Administrator" for purposes of applying such Claims Procedure to this Special Retirement Benefit Plan shall be the Committee.

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